Exhibit 99.1

Iteris Appoints Luke Schneider to Its Board of Directors

Serial Entrepreneur Brings Deep Smart Mobility Expertise

SANTA ANA, Calif. – July 16, 2020 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today announced that Luke Schneider, a serial smart mobility entrepreneur, has been appointed to its board of directors.

Mr. Schneider has over 25 years of experience across various aspects of the transportation market, in general, and the areas of mobility-as-a-service, and connected and automated vehicles, in particular. Most recently, he served as chief operating officer of Wejo, where he accelerated the rapid adoption of Wejo’s mobility data ecosystem platform, which now processes and monetizes rich data streams from hundreds of sensors embedded in over 17 million connected vehicles every 1-3 seconds. Previously, Mr. Schneider was founding chief executive officer of tech-enabled car rental business Silvercar, which was acquired by Audi, AG in 2017. Prior to Silvercar, Mr. Schneider served as CEO of Creative Kingdoms, LLC, chief technology officer at Zipcar, Inc., CTO at Flexcar, and senior vice president of operations at Verticalnet.

Mr. Schneider currently serves as an independent director of Plug Power Inc. (NASDAQ:PLUG), a leading hydrogen fuel cell manufacturer, and an advisory board member of AEye, an artificial perception pioneer and creator of iDAR™, a new form of intelligent data collection that acts as the eyes and visual cortex of autonomous vehicles.

Mr. Schneider earned a Bachelor's degree in mechanical engineering from the University of Texas at Austin and a Master’s degree in Industrial Administration from the Graduate School of Industrial Administration, known today as the David A. Tepper School of Business, at Carnegie Mellon University in Pennsylvania.

“Luke has an impressive track record of successfully developing and monetizing highly scalable technology platforms that address a range of smart mobility challenges,” said Tom Thomas, chairman of the board for Iteris. “His knowledge of the technology infrastructure that underlies connected and automated vehicles through his work at Wejo and AEye, in particular, will be invaluable as we continue to evolve Iteris’ ClearMobility Platform to address the needs of the global smart mobility infrastructure management market.”

“Having spent my career in the smart mobility market, I am impressed with the breadth and depth of Iteris’ solution portfolio,” said Mr. Schneider. “In particular, Iteris’ ClearMobility Platform presents a unique opportunity to transform the operation and utilization of smart mobility infrastructure while saving lives and helping communities thrive.”

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," “outlooks,” “target,” "plans," "seeks," "estimates," "may," “should,” "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and contributions of our newly appointed director. Such statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on managing Board continuity and effectiveness by integrating and retaining independent directors, like Mr. Schneider; difficulties and risks in restructuring actions, acquisitions and divestitures; our ability to provide services and deliverables on a cost-effective basis; and the impact of general economic, political, and other conditions in the markets we address. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

 David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com

Investor Relations

 MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com

2